UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Marriott International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13881 (Commission File Number)	52-2055918 (IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2014, Marriott International, Inc. (the “Company”) appointed Val Bauduin to become its Controller and Chief Accounting Officer. He will report to Carl T. Berquist, the Company’s Executive Vice President and Chief Financial Officer, who also currently serves as the Company’s principal accounting officer. The Company expects that Mr. Bauduin will begin his employment with the Company by early June 2014, at which time he will succeed Mr. Berquist as the Company’s principal accounting officer.

Mr. Bauduin is 38 years old and is currently a Partner and U.S. Hospitality leader of Deloitte & Touche LLP, where he has served as a Travel, Hospitality & Leisure industry expert for Deloitte teams globally. He has a strong international background, and has built and led cross-functional (tax, valuation and IT) international professional service teams engaged at diverse client organizations, including several large and well known public hospitality clients. He has supported complex capital market transactions (including initial public offerings, debt issuances, repurchases, debt-for-equity swaps and related derivative instruments), spinoffs and real estate development projects related to gaming and hospitality. Mr. Bauduin earned a Bachelor of Arts in Accounting & Economics from the University of Notre Dame and a Master of Business Administration in Finance from The Wharton School at the University of Pennsylvania. He is also a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: April 29, 2014	By:	/s/ Carl T. Berquist
Carl T. Berquist Executive Vice President and Chief Financial Officer

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